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                         SECURITIES AND EXCHANGE COMMISSION
                               WASHINGTON, D.C. 20549



                                      FORM 8-K
                                   CURRENT REPORT


                       PURSUANT TO SECTION 13 OR 15(d) OF THE
                          SECURITIES EXCHANGE ACT OF 1934


          DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) APRIL 10, 1998


                            DATA SYSTEMS & SOFTWARE INC.
               (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)







          Delaware                      0-19771                 22-2786081
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(State or Other Jurisdiction    (Commission file Number)      (IRS Employer
     of Incorporation)                                      Identification No.)



          200 Route 17, Mahwah, New Jersey                  07430
     ------------------------------------------           ----------
     (Address of Principal Executive Offices)             (Zip Code)



          Registrant's telephone number, including area code (201) 529-2026

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Item 2. ACQUISITION OR DISPOSITION OF ASSETS.

     On April 10, 1998, the Registarnt's wholly-owned International Data Operations, Inc. subsidiary ("IDO"). completed the sale of substantially all the assets of its PHD -TM- Professional Help Desk -TM- division ("PHD") to Computer Associates International, Inc. ("CA"). The aggregate purchase price paid at closing by CA in the transaction was $ 8.6 million, of which $ 7.0 million was paid to IDO and the balance was paid to three senior managers of PHD with certain equity participation rights. Other than certain installation and maintenance service contract obligations which were assumed by CA, IDO remains responsible for trade payables and other obligations related to PHD of approximately $500,000.

     The sales price and the other terms of the transaction were determined by arms-length negotiations among the Registrant, CA and the senior managers of PHD.

Item 7. FINANCIAL STATEMENTS AND EXHIBITS.

     (b) Pro Forma Financial Information

     Proforma financial statements for the Registrant excluding the operations and assets of PHD in accordance with Article 11 of Regulation S-X will be filed on or before June 9, 1998

     (c) Exhibits.

     99.1 Press release dated April 13, 1998
     99.2 Asset Purchase Agreement dated as of April 10, 1998













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                                     SIGNATURES

     Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized, in the Township of Mahwah, State of New Jersey, on April 20, 1998.


                         DATA SYSTEMS & SOFTWARE INC.



                         BY: /s/ George Morgenstern
                            ------------------------------------------
                                 CHAIRMAN OF THE BOARD, PRESIDENT
                                    AND CHIEF EXECUTIVE OFFICER













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